UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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      |_|   Soliciting Material Under Rule 14a-12

                            PHOENIX TECHNOLOGIES LTD.
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                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                              ADMIRAL ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                                   JOHN MUTCH
                                  PHILIP MOYER
                                JEFFREY C. SMITH
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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            PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                            DATED JANUARY [__], 2007

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

                              ______________, 2007

Dear Fellow Stockholder:

      Starboard Value and Opportunity Master Fund Ltd. ("Starboard") and the other participants in this solicitation (collectively, the "Ramius Group") are the beneficial owners of an aggregate of 3,502,941 shares of common stock of Phoenix Technologies Ltd. ("PTEC" or the "Company"), representing approximately 13.7% of the outstanding shares of common stock of the Company. For the reasons set forth in the attached Proxy Statement, the Ramius Group does not believe that the Board of Directors of the Company is acting in the best interests of its stockholders. The Ramius Group is therefore seeking your support at the annual meeting of stockholders scheduled to be held at the Company's offices located at 915 Murphy Ranch Road, Milpitas, California, 95035, on February 14, 2007 at 10:00 a.m., Pacific Standard Time, for the following:

      1. To elect Starboard's slate of two nominees to the Board of Directors to serve as Class II directors; and

      2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2007 fiscal year.

      The Ramius Group urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about [___________ __], 2007.

      If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

      If you have any questions or require any assistance with your vote, please contact Innisfree M&A Incorporated, which is assisting us, at their address and toll-free numbers listed on the following page.

      Thank you for your support.


                                            Jeffrey C. Smith
                                            Starboard Value and Opportunity
                                            Master Fund Ltd.

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 IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR WHITE PROXY CARD, OR NEED ADDITIONAL COPIES OF STARBOARD'S PROXY MATERIALS, PLEASE CALL INNISFREE
               M&A INCORPORATED AT THE PHONE NUMBERS LISTED BELOW.

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                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                               New York, NY 10022
                 Stockholders Call Toll-Free at: (877) 800-5185
                Banks and Brokers Call Collect at: (212) 750-5833

                       2007 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            PHOENIX TECHNOLOGIES LTD.
                            _________________________

                                 PROXY STATEMENT
                                       OF
                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                            _________________________

         PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

      Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company ("Starboard"), Parche, LLC, a Delaware limited liability company ("Parche"), Admiral Advisors, LLC, a Delaware limited liability company ("Admiral Advisors"), Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen ("Mr. Cohen"), Morgan B. Stark ("Mr. Stark"), Thomas W. Strauss ("Mr. Strauss"), Jeffrey M. Solomon ("Mr. Solomon"), Jeffrey
C. Smith ("Mr. Smith"), John Mutch ("Mr. Mutch") and Philip Moyer ("Mr. Moyer") (collectively, the "Ramius Group") are significant stockholders of Phoenix Technologies Ltd., a Delaware corporation ("PTEC" or the "Company"). The Ramius Group does not believe that the Board of Directors of the Company (the "PTEC Board") is acting in the best interests of its stockholders. The Ramius Group is therefore seeking your support at the annual meeting of stockholders scheduled to be held at the Company's offices located at 915 Murphy Ranch Road, Milpitas, California, 95035, on February 14, 2007 at 10:00 a.m., Pacific Standard Time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Annual Meeting"), for the election of Starboard's director nominees, John Mutch and Philip Moyer (the "Ramius Nominees"), to serve as Class II directors of the Company, in opposition to two of PTEC's incumbent directors whose terms expire at the Annual Meeting, or any other persons nominated by PTEC for election as Class II directors at the Annual Meeting.

      As of ________ __, 2007, the approximate date on which this Proxy Statement is being mailed to stockholders, the members of the Ramius Group were the beneficial owners of an aggregate of 3,502,941 shares of common stock of the Company, $0.001 par value per share (the "Shares"), which currently represent approximately 13.7% of the issued and outstanding Shares, 3,502,941 Shares of which are entitled to be voted at the Annual Meeting.

      PTEC has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as January 10, 2007 (the "Record Date"). The mailing address of the principal executive offices of PTEC is 915 Murphy Ranch Road, Milpitas, CA 95035. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to PTEC, as of the Record Date, there were 25,574,579 Shares outstanding and entitled to vote at the Annual Meeting. The participants in this solicitation intend to vote all of their Shares FOR the election of the Ramius Nominees.

      The Ramius Group believes that PTEC should not remain a public company. Like other small companies, we believe PTEC faces issues such as the high costs of Sarbanes-Oxley compliance, minimal analyst coverage, pressure to demonstrate revenue growth and difficulty in absorbing overhead associated with being a public company. We believe that these issues combined with the demands associated with operating as a public company will continue to impair value to stockholders and are a significant distraction to management. The market demands that public companies demonstrate revenue growth, and we believe that this expectation will pressure the Company to gain scale - potentially through acquisitions - and to drive top-line growth. The PTEC Board has already shown its susceptibility to these pressures, as evidenced by its willingness to allow management to diversify into an enterprise software business, organically build the enterprise sales channel, and sell products on a fully paid-up license basis. These decisions temporarily increased revenue, but proved, in our opinion, to be major mistakes ultimately damaging the core business and resulting in significant destruction of stockholder value.

      We also believe that PTEC faces a difficult and risky operational turnaround, which we believe PTEC should not attempt as a public company. In a public turnaround, management will disclose elements of its strategic plan, which, we believe will likely put the Company at a competitive disadvantage and possibly interfere with its effectiveness. Given the Company's poor track record, we believe that the PTEC Board should not be trusted to evaluate acquisition opportunities, growth investments, and product expansions while overseeing a turnaround plan in the public spotlight

      We have therefore made efforts over the past several months to negotiate a transaction with the PTEC Board. Time and time again, our efforts have been rebuffed. This has led us to believe that the Company has no intention of either fully considering our offer or pursuing meaningful discussions with interested strategic buyers. It appears that the Company has abandoned its previously announced exploration of strategic alternatives in favor of a restructuring plan that was announced on September 22, 2006. The Ramius Group is skeptical that the Company's current restructuring strategy is the best way to maximize stockholder value.

      Given the PTEC Board's refusal to date to negotiate a transaction with us, we have decided to re-submit our offer to acquire the Company. On January 16, 2007, Admiral Advisors, a member of the Ramius Group, delivered a letter to PTEC offering to purchase all of the outstanding shares of PTEC which we do not already own for $5.25 per share in cash (the "Ramius Offer"). We believe PTEC stockholders deserve to receive a fair price for the Company now, before stockholder value is further eroded and that PTEC stockholders should have the ability to determine whether it is in their best interests for the Company to be sold to us. We believe that the Ramius Offer provides all PTEC stockholders with an opportunity to realize a significant, timely cash return without the risks attendant to the Company's current restructuring plan. In fact, the Ramius Offer represents a premium of approximately 13.4% over the January 12, 2007 closing price of $4.63 per share. However, there are currently a number of obstacles to the consummation of the Ramius Offer that only the PTEC Board can remove, including PTEC's "poison pill" shareholders' rights plan and Section 203 of the Delaware General Corporation Law (the "DGCL"), which the Company has not opted out of.

      We are therefore seeking your support for the election of the Ramius Nominees at the Annual Meeting to demonstrate to the members of the PTEC Board and management that you support the Ramius Offer. The Ramius Nominees, if elected, will represent a minority of the PTEC Board, and will, subject to their fiduciary duties as directors, work with the other members of the PTEC Board to take those steps that they deem are necessary or advisable to facilitate the consummation of a sale of the Company to Admiral Advisors, an affiliate of Ramius Capital, or one of its other affiliates. These steps include the redemption of the Company's "poison pill" shareholders' rights plan and opting out of Section 203 of the DGCL. Such actions would allow PTEC stockholders to decide for themselves whether they want to accept the Ramius Offer or any other third-party acquisition proposal that someone else could make.

      Although the Ramius Nominees will not be able to adopt any measures without the support of at least some members of the current PTEC Board, we believe that the election of the Ramius Nominees will provide a clear message to the current members of the PTEC Board that you want them to take any actions that they may deem necessary or advisable to facilitate the sale of the Company to Ramius Capital, or a higher bidder.

THIS SOLICITATION IS BEING MADE BY THE RAMIUS GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF PTEC. THE RAMIUS GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, WHICH THE RAMIUS GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE RAMIUS GROUP URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE RAMIUS NOMINEES. THE RAMIUS NOMINEES ARE COMMITTED TO MAXIMIZING STOCKHOLDER VALUE.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY PTEC MANAGEMENT TO PTEC, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE RAMIUS NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO THE RAMIUS GROUP, C/O INNISFREE M&A INCORPORATED. WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF PTEC, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

                                    IMPORTANT

      YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES YOU OWN. THE RAMIUS GROUP URGES YOU TO SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY TO VOTE FOR THE ELECTION OF THE RAMIUS NOMINEES.

o If your Shares are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to the Ramius Group, c/o Innisfree M&A Incorporated, in the enclosed envelope today.

o If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the WHITE proxy card. The Ramius Group urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Ramius Group, c/o Innisfree M&A Incorporated, who is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

                 If you have any questions regarding your proxy,
             or need assistance in voting your Shares, please call:

                           INNISFREE M&A INCORPORATED
                         501 MADISON AVENUE, 20TH FLOOR
                               NEW YORK, NY 10022
                 STOCKHOLDERS CALL TOLL-FREE AT: (877) 800-5185
                BANKS AND BROKERS CALL COLLECT AT: (212) 750-5833

                         BACKGROUND TO THE SOLICITATION

      We are significant stockholders of the Company. The Ramius Group owns in the aggregate a total of 3,502,941 Shares, representing approximately 13.7% of the issued and outstanding common stock of the Company, which Shares were purchased in the open market, except as otherwise noted on Schedule I, for a total purchase price of approximately $18,294,285, including brokerage commissions.

                   REASONS FOR THE RAMIUS GROUP'S SOLICITATION

      The Ramius Group believes that PTEC is too small to remain a public company. We also believe that PTEC faces many difficult business challenges and a risky operational turnaround. The decision to sell products using fully paid-up licensing agreements has created significant downward pressure on near-term revenues. The Company has had difficulty penetrating the non-PC core system space and has had difficulty gaining traction with its non-BIOS application products. Solving these issues will require difficult decisions and dramatic changes that we believe would be much easier to accomplish as a private company.

      The market demands that public companies demonstrate revenue growth, and we believe that this expectation will pressure the Company to gain scale - potentially through acquisitions - and to drive top-line growth. The PTEC Board has already shown its susceptibility to these pressures, as evidenced by its willingness to allow management to diversify into an enterprise software business, organically build the enterprise sales channel, and sell products on a fully paid-up license basis. These decisions temporarily increased revenue, but proved to be major mistakes ultimately damaging the core business and resulting in significant destruction of stockholder value. In addition, the substantial fixed costs associated with being a public company are unduly burdensome, in our belief, to a company of PTEC's size.

      As the largest stockholder of the Company and given the Company's poor track record, we believe that this Board should not be trusted to assess acquisitions, growth investments, and product expansions while overseeing a turnaround plan in the public spotlight.

      We have made efforts over the past several months to negotiate a transaction with the PTEC Board. Time and time again, our efforts have been rebuffed. This has led us to believe that the Company has no intention of either fully considering our offer or pursuing meaningful discussions with interested strategic buyers. It appears that the Company has abandoned its previously announced exploration of strategic alternatives in favor of a restructuring plan that was announced on September 22, 2006. We believe PTEC stockholders deserve to receive a fair price for the Company now and that PTEC stockholders should have the ability to determine whether it is in their best interests for the Company to be sold to us.

      Given the PTEC Board's refusal to date to negotiate a transaction with us, we have decided to re-submit our offer to PTEC to acquire the Company in conjunction with this proxy solicitation requesting PTEC stockholders to vote to determine whether the Company should be sold to us. The Annual Meeting is a referendum for you to indicate whether you prefer our offer or the Company's restructuring plan. We believe that the Ramius Offer provides all PTEC stockholders with an opportunity to realize a significant, timely cash return without the risks attendant to the Company's current restructuring plan.

      The Ramius Nominees, if elected, will represent a minority of the PTEC Board and will, subject to their fiduciary duties as directors, work with the other members of the PTEC Board to take those steps that they deem are necessary or advisable to facilitate the consummation of a sale of the Company to Admiral Advisors, an affiliate of Ramius Capital, or one of its other affiliates, or the highest bidder in a competitive sales process, including redemption of the Company's "poison pill" shareholders' rights plan and opting out of Section 203 of the DGCL. This would allow PTEC stockholders to decide for themselves whether they want to accept the Ramius Offer or any other third-party acquisition proposal. Although the Ramius Nominees will not be able to adopt any measures without the support of at least some members of the current PTEC Board, we believe that the election of the Ramius Nominees will provide a strong signal to the current Board that the stockholders prefer the Ramius Group's future direction for the Company.

      The Ramius Group believes that for years PTEC has maintained poor corporate governance practices that inhibit the accountability of management and directors to the stockholders. The following are examples of the sub-standard corporate governance practices of PTEC:

STAGGERED BOARD:        For  years,   PTEC  has   maintained  a  "staggered"  or
                        classified  board  -- a  policy  which a 2002  study  by
                        Harvard  University  professors,  Lucian  Bebchuk,  John
                        Coates and Guhan  Subramainian  found nearly doubles the
                        likelihood  of  a  company  remaining   independent  and
                        typically results in an 8% to 10% loss of value in companies targeted for acquisition by an uninvited suitor.

SUPERMAJORITY VOTING    A  supermajority  vote is required for  stockholders  to
PROVISIONS:             amend certain  provisions  of the Company's  Amended and
                        Restated   Certificate  of  Incorporation   and  Bylaws,
                        including rescinding the classified Board.

INABILITY TO CALL       Stockholders   are  prohibited   from  calling   special
SPECIAL MEETINGS OF     meetings of stockholders.
STOCKHOLDERS:

NO WRITTEN CONSENT:     Stockholders   are  prohibited  from  taking  action  by
                        written consent.

      Governance provisions such as these are contrary to the guidelines for corporate governance best practices issued by leading advocates of stockholder democracy, such as Institutional Shareholder Services (ISS) and Glass, Lewis & Co. Commentators and corporate governance experts disagree on the propriety and utility of such governance provisions. Given the insulation provided to the PTEC Board by PTEC's governance structures, there are few avenues available to stockholders dissatisfied with the status quo.

      We are further concerned that the interests of the PTEC Board may not be aligned with those of the stockholders. As of January 8, 2007, the members of the PTEC Board collectively beneficially owned 1,483,000 of the Shares, based on information contained in the Company Proxy Statement filed by PTEC, of which only 117,000 shares are owned outright by the members of the PTEC Board. It should be noted that 900,000 of the Shares reported to be beneficially owned by the PTEC Board were part of an option grant to Mr. Hobbs upon his appointment as the CEO. We believe that the lack of significant actual ownership of the Shares by the PTEC Board may contribute to the PTEC Board's lack of commitment to maximizing the value of the Shares. The lack of significant ownership of the Shares by the PTEC Board may result, we believe, in actions taken by PTEC that are not always in the best interests of the greater majority of unaffiliated stockholders.

      In the event that the PTEC Board attempts to use new bylaws or amended bylaws to prevent the stockholders, including the Ramius Group, from accomplishing the objectives described in this Proxy Statement, the Nominees, if elected, intend to repeal any new or amended bylaws having such an effect.

      The following is a chronology of events leading up to this proxy solicitation:

      o Ramius Capital and certain of its affiliates commenced investing in the Shares in November 2005. On June 15, 2006, the members of the Ramius Group (excluding Messrs. Smith and Moyer) filed with the SEC a statement on Schedule 13D disclosing that such members of the Ramius Group had acquired in excess of 5% of the Shares.

      o On June 15, 2006, Admiral Advisors, an affiliate of Ramius Capital, delivered a letter to the PTEC Board expressing its belief that the market price of the PTEC's shares fails to reflect the value embedded in PTEC's profitable BIOS business, as well as several of PTEC's applications, and urging the PTEC Board to immediately hire an interim chief executive officer and an investment banking firm to assist the PTEC Board in exploring all strategic alternatives to maximize stockholder value. Admiral Advisors also expressed concerns with PTEC's recent poor performance and execution, lack of leadership, strategic direction and concerns that PTEC lacks scale, brand recognition and the distribution channels necessary to effectively compete as a standalone company in the enterprise software market.

      o On June 20, 2006, Anthony Morris, the Company's lead independent director, sent a letter on behalf of the PTEC Board to Mr. Smith in which he stated that the PTEC Board is aware of, and is addressing, the Company's financial performance and the issues that the Company faces and that the PTEC Board has previously explored, and continues to consider, strategic alternatives as well as other options to maximize stockholder value. The letter further stated that the PTEC Board's belief that hiring an investment banker "is unnecessary at this time and, in any event, would be premature until a new CEO is installed and has had an opportunity to provide the leadership, guidance, new ideas and management we expect from the next CEO of the Company."

      o On June 25, 2006, certain representatives of Ramius Capital had a conference call with certain members of the PTEC Board to discuss the concerns of the Ramius Group with the Company's strategy and the deterioration of the Company's operating performance. The Ramius Capital representatives recommended that the PTEC Board consider Philip Moyer as an interim or a full-time CEO candidate.

      o On June 28, 2006, Admiral Advisors sent a letter to Mr. Morris, the lead independent director of the PTEC Board, reiterating its strong belief that "quickly retaining a reputable investment bank to explore strategic alternatives is in the best interest of the shareholders." The letter further stated that hiring an investment bank would allow the PTEC Board to quickly decide whether it is in the best interest of the shareholders to search for a new permanent CEO to attempt to fix the Company or whether to sell the Company to the highest bidder. A resume for Philip Moyer was attached to the letter for the PTEC Board's consideration of Mr. Moyer as a candidate for CEO.

      o On July 5, 2006, Admiral Advisors delivered a letter to Mr. Morris proposing to acquire in a negotiated transaction, subject to certain conditions, the Shares of the Company it does not already own for $5.05 per Share in cash. In its letter, Admiral Advisors wrote, "We recognize that Phoenix faces many difficult business challenges. Several senior executives, including the CEO have recently left the Company. The Company is navigating through a difficult distribution channel shift for the applications business, while experiencing installation and compatibility issues with some of its applications. The Company is working through a shift in its Core System Software pricing strategy, which has significantly reduced near-term revenue. The Company has struggled to penetrate the non-PC core system space and to gain traction with its security application products. Solving these issues will require difficult decisions and dramatic changes that we believe would be much easier to accomplish as a private company. In addition, Phoenix faces issues similar to other micro-cap companies, including the high costs of Sarbanes-Oxley compliance, minimal analyst coverage, and public scrutiny of each important decision. These issues will continue to impair value and are a significant distraction to management. As such, it is our belief that Phoenix should not continue as a stand-alone public company."

      o On July 12, 2006, the Company announced that it had engaged Savvian LLC, an independent investment bank ("Savvian"), to assist the PTEC Board and management of the Company in assessing its strategic alternatives to maximize shareholder value, as well as its consideration of the unsolicited proposal made by Admiral Advisors.

      o On August 28, 2006, Admiral Advisors sent a letter to Savvian stating its frustration by "the Company's insistence on including stand-still language in our confidentiality agreement which would obviously be untenable for any investor in our situation." The letter further stated that, "It is inappropriate for our rights as stockholders to take certain actions in the future that may be required to protect our investment and the interests of the Company's stockholders to be limited in order to be allowed to participate in the due diligence process. If the Company's review of strategic alternatives does not result in the Company finding a buyer on terms we believe to be fair and in the best interests of the Company's stockholders, then we can not allow ourselves to be severely limited in our ability to take actions to protect our investment and the interests of the Company's stockholders."

      o On September 26, 2006, David S. Dury, Chairman of the PTEC Board, and certain representatives of Savvian met with certain representatives of the Ramius Group to introduce Woodson Hobbs, the recently appointed President and CEO of the Company, and to discuss the Company's strategy and the Ramius Group's interest in acquiring the Company.

      o On October 20, 2006, Ramius Capital and the Company entered into a Confidentiality Agreement with certain stand-still provisions that would allow the Ramius Group to commence due diligence.

      o     On November 3, 2006,  certain  representatives  of the Ramius  Group
            attended  a  presentation   by  certain  members  of  the  Company's
            management at the Company's offices.

      o On November 17, 2006, Admiral Advisors sent a letter to Mr. Hobbs as a follow-up to the presentation on November 3, 2006, reiterating Admiral Advisors' strong interest in purchasing the Company and Admiral Advisors' intent to submit a preliminary indication of interest bid pursuant to the instructions communicated by Savvian.

      o On December 6, 2006, Admiral Advisors submitted a non-binding indication of interest to the Company proposing a transaction to acquire PTEC for between $5.05 and $5.35 per share in cash, with certain conditions to closing.

      o On December 13, 2006, certain representatives of the Ramius Group met with Mr. Hobbs at the offices of Ramius Capital to discuss the strategic alternatives review process and the indication of interest submitted by Admiral Advisors.

      o On December 20, 2006, Mr. Hobbs of PTEC called Mr. Smith of Admiral Advisors to inform Mr. Smith that the Company was not willing to move forward based on Admiral Advisors' prior indication of interest submitted on December 6, 2006. Mr. Hobbs did not clearly communicate to Mr. Smith whether Admiral Advisors' offer was inadequate on price or conditions.

      o On December 21, 2006, Admiral Advisors re-submitted its revised non-binding indication of interest letter to the Company with more limited conditions. In the letter, Admiral Advisors reiterated its strong desire to acquire the Company and proposed to acquire all of the outstanding shares of the Company it did not own for $5.25 per share in cash.

      o On December 27, 2006, Starboard delivered a letter to PTEC nominating Jeffrey C. Smith, John Mutch and Philip Moyer as Class II Nominees for election to the PTEC Board at the Annual Meeting (the "Nomination Letter").

      o On January 3, 2007, certain representatives of PTEC management met at Ramius Capital with certain representatives of the Ramius Group to discuss management's strategic plan. The Ramius Group representatives reiterated the desire of Admiral Advisors to acquire the Company.

      o On January 12, 2007, PTEC filed its preliminary proxy materials with the SEC, via EDGAR, on Form PRE 14A (the "Company Proxy Statement"). The Company Proxy Statement contained disclosure that pursuant to a resolution adopted by the PTEC Board at a meeting held on December 19, 2006, the PTEC Board reduced the number of authorized directors of the Company from seven to six and the number of Class II directors from three to two, effective immediately prior to the commencement of the Annual Meeting. This was the first instance that such disclosure had been made available to the public.

      o On January 12, 2007, Mr. Smith called Mr. Dury and made an oral offer for Admiral Advisors to acquire the Company in a negotiated transaction for $5.30 per share in cash.

      o On January 14, 2007, Mr. Dury called Mr. Smith to inform him that the Company had turned down his oral offer for Admiral Advisors to acquire the Company for $5.30 per share in cash.

      o On January 16, 2007, Admiral Advisors delivered a letter to the PTEC Board re-submitting an increased offer to acquire the Shares of the Company it does not already own for $5.25 per Share in cash.

      o On January 16, 2007, Starboard delivered a supplement to its Nomination Letter to the Corporate Secretary of the Company (the
            "Nomination Supplement") providing notice to the Company of the withdrawal of Jeffrey C. Smith as a nominee for election to the PTEC Board as a Class II director at the Annual Meeting. The Nomination Supplement provided that John Mutch and Philip Moyer are Starboard's two nominees for election as Class II directors at the Annual Meeting.

      The purpose of this solicitation is to elect members to the PTEC Board who will have the ability to work with the other members of the PTEC Board to take those steps that they deem are necessary or advisable to facilitate the consummation of a sale of the Company to Admiral Advisors, an affiliate of Ramius Capital, or one of its other affiliates. We believe that the Ramius Nominees are highly qualified individuals who will protect and enhance stockholder value. However, there can be no assurance that the election of the Ramius Nominees will enhance stockholder value.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Pursuant to a resolution adopted by the PTEC Board at a meeting held on December 19, 2006 and made public by way of the Company Proxy Statement filed on January 12, 2007, the PTEC Board reduced the number of authorized directors of the Company from seven to six and the number of Class II Directors from three to two, effective immediately prior to the commencement of the Meeting. Anthony Sun, a Class II director, has provided notice to the Company that he will not be standing for re-election at the Annual Meeting. The Ramius Group is seeking your support at the Annual Meeting to elect the Ramius Nominees in opposition to PTEC's director nominees.

THE RAMIUS NOMINEES

      The Ramius Group has nominated a slate of highly qualified nominees who, if elected, will exercise his independent judgment in accordance with his fiduciary duties as a director in all matters that come before the PTEC Board. The Ramius Nominees are independent of the Company in accordance with SEC and Nasdaq Stock Market rules on board independence and would seek to maximize value for all stockholders. If elected, and subject to their fiduciary duties as directors, the Ramius Nominees would have the ability to work with the other members of the PTEC Board to take those steps that they deem are necessary or advisable to facilitate the consummation of a sale of the Company to Admiral Advisors, an affiliate of Ramius Capital, or one of its other affiliates, including redemption of the Company's "poison pill" shareholders' rights plan and opting out of Section 203 of the DGCL. This would allow PTEC's stockholders to have the ability to decide for themselves whether they want to accept the Ramius Offer or any other third-party acquisition proposal.

      Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly-held companies of each of the Ramius Nominees for at least the past five years. This information has been furnished to the Ramius Group by the respective Ramius Nominees. Each of the Ramius Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a nominee. Each of the Ramius Nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

      JOHN MUTCH (AGE 50) is the founder and a managing partner of MV Advisors, LLC. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems (NASD:PRGN.PK) ("Peregrine"), a global enterprise software provider, to assist Peregrine and its management in development of a plan of reorganization, which ultimately led to Peregrine's emergence from bankruptcy. From August 2003 to December 2005, Mr. Mutch served as President and Chief Executive Officer of Peregrine, during which time he restructured and stabilized its business operations and led Peregrine through its acquisition by Hewlett-Packard. From December 1999 through August 2002, Mr. Mutch was the chief executive officer of HNC Software, Inc. (NASD:HNCS) ("HNC"), an enterprise analytics software provider. He also served as president of HNC from May 2001 through August 2002. Mr. Mutch joined HNC in 1997, and from 1997 to 1999 served in various other senior executive positions, including vice president, marketing and president of HNC Insurance Solutions. In 1994, Mr. Mutch founded MVenture Holdings, Inc., a private equity fund that invests in public and private technology companies, which became Mventure Holdings LLC in 2002. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing. Mr. Mutch is currently a director of the San Diego Software Industry Council. Mr. Mutch served on the Board of Directors of Brio Software
(NASD:BRIO), a developer of software products, from 2002 to 2003. Mr. Mutch holds a B.S.

from Cornell University and an M.B.A. from the University of Chicago. The principal business address of Mr. Mutch is c/o MV Advisors, LLC, 420 Stevens Avenue, Suite 270, Solana Beach, CA 92075. As of the date hereof, Mr. Mutch beneficially owns 200,000 shares of Common Stock of PTEC. For information regarding purchases and sales during the past two years by Mr. Mutch in securities of PTEC, please see SCHEDULE I.

      PHILIP MOYER (AGE 41) is a private investor and entrepreneur. Since October 2006, Mr. Moyer has been a shareholder and member of the Board of Directors of Cassiopae, S.A., a French software company in the commercial banking market, and serves as Chief Executive Officer of its United States operations. From January 2006 to August 2006, Mr. Moyer was an Entrepreneur-in-Residence for Safeguard Scientifics, Inc. (NYSE:SFE) and since August 2006, he has served on its Information Technology Advisory Board. From July 2003 to September 2005, Mr. Moyer served as General Manager, Professional Services Industry for Microsoft Corp. (NASD:MSFT) ("Microsoft"). From July 2002 to July 2005, Mr. Moyer also served as Microsoft's General Manager of Global Customers, during which time he was responsible for managing worldwide sales and service teams for some of Microsoft's largest multi-national customers. From July 1999 to July 2002, Mr. Moyer was General Manager of Microsoft's Services Organizations (Consulting, Support, Technology Specialists, and Partners) in the U.S. East Region. From 1991 to July 1999, Mr. Moyer held a variety of executive and technical positions with Microsoft. Prior to joining Microsoft, Mr. Moyer was the co-founder of Orion Systems Group, a software company that builds education and government administration software. Mr. Moyer began his professional career with GE Aerospace as a software engineer. Mr. Moyer holds a B.S. in Computer Science from University of Pittsburgh. The principal business address of Mr. Moyer is c/o Cassiopae, S.A., 174 quai de Jemmapes, 75010 Paris, France. As of the date hereof, Mr. Moyer does not own any securities of PTEC nor has he made any purchases or sales of any securities of PTEC during the past two years.

      There can be no assurance that the actions the Ramius Nominees intend to take as described above will be implemented if they are elected or that the election of the Ramius Nominees will improve the Company's business or otherwise enhance stockholder value. Your vote to elect the Ramius Nominees does not constitute a vote in favor of the Ramius Group's value enhancing plans for PTEC or the Ramius Offer. Your vote to elect the Ramius Nominees will have the legal effect of replacing two incumbent directors of PTEC with the Ramius Nominees. There can be no assurance that stockholder value will be maximized as a result of this solicitation or the election of the Ramius Nominees.

      Admiral Advisors, an affiliate of Ramius Capital, and two of the Ramius Nominees, Messrs. Mutch and Moyer, have entered into compensation letter agreements (the "Compensation Letter Agreements") regarding compensation to be paid by to such Ramius Nominees for their agreement to be named as and serve as a Ramius Nominee and for their services as directors of PTEC, if elected. Pursuant to the terms of the Compensation Letter Agreements, Admiral Advisors has agreed to pay each nominee $5,000 in cash upon the submission of the Nomination Letter by the Ramius Group to the Company. In the event that the Ramius Group files a definitive proxy statement with the SEC relating to a solicitation of proxies in favor of each nominee's election as a director at the Annual Meeting, Admiral Advisors has agreed to allow each nominee to receive a profit participation with respect to the sale by Admiral Advisors of the last $20,000 worth of Shares (the "Participation Shares") beneficially owned by

Admiral Advisors to a third party unaffiliated with any member of the Ramius Group. Pursuant to the terms of the Compensation Letter Agreements, each nominee will be entitled to receive a cash payment equal to the amount, if any, by which the proceeds received by Admiral Advisors from the sale of the Participation Shares exceeds $20,000 in the aggregate.

      Ramius Capital and certain of its affiliates, have signed or intend to sign a letter agreement pursuant to which they agree to indemnify the Ramius Nominees against claims arising from the solicitation of proxies from PTEC's stockholders in connection with the Annual Meeting and any related transactions. Other than as stated herein, there are no arrangements or understandings between members of the Ramius Group and any of the Ramius Nominees or any other person or persons pursuant to which the nomination of the Ramius Nominees described herein is to be made, other than the consent by each of the Ramius Nominees to be named in this Proxy Statement and to serve as a director of PTEC if elected as such at the Annual Meeting. Neone of the Ramius Nominees are a party adverse to PTEC or any of its subsidiaries or has a material interest adverse to PTEC or any of its subsidiaries in any material pending legal proceedings.

      The Ramius Group does not expect that the Ramius Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed WHITE proxy card will be voted for substitute nominees. In addition, Starboard reserves the right to nominate substitute persons if PTEC makes or announces any changes to the PTEC Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Ramius Nominees. In any such case, Shares represented by the enclosed WHITE proxy card will be voted for such substitute nominees. Starboard reserves the right to nominate additional persons if PTEC increases the size of the PTEC Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Starboard that any attempt to increase the size of the current PTEC Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of PTEC's corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE RAMIUS NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

                                 OTHER PROPOSALS

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

      According to the Company Proxy Statement, the Audit Committee of the Board has selected Ernst & Young LLP to continue to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2007. The Company is asking stockholders to ratify this appointment. The Ramius Group does not object to the ratification of the PTEC Board's appointment of as Ernst & Young LLP as the Company's independent auditors.

REQUIRED VOTE

      If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 2.

      We are not aware of any other proposals to be brought before the Annual Meeting. However, we intend to bring before the Annual Meeting such business as may be appropriate, including without limitation nominating additional persons for directorships, or making any proposals as may be appropriate to address any action of the PTEC Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed WHITE proxy card will vote on such matters in their discretion.

VOTING AND PROXY PROCEDURES

      Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote.
Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, the Ramius Group believes that the only outstanding class of securities of PTEC entitled to vote at the Annual Meeting is the Shares.

      Shares represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Ramius Nominees to the PTEC Board and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

      You are being asked to elect the Ramius Nominees. The enclosed WHITE proxy card may only be voted for the Ramius Nominees and does not confer voting power with respect to the Company's nominees. Accordingly, you will not have the opportunity to vote for any of PTEC's nominees. You can only vote for PTEC's nominees by signing and returning a proxy card provided by PTEC. Stockholders should refer to the Company's proxy statement for the names, backgrounds, qualifications and other information concerning the Company's nominees. The participants in this solicitation intend to vote all of their Shares in favor of the Ramius Nominees.

QUORUM

      The required quorum for transacting business at the Annual Meeting is a majority of the votes eligible to be cast by holders of Shares issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

VOTES REQUIRED FOR APPROVAL

      VOTE REQUIRED FOR PROPOSAL 1. A plurality of the total votes cast ("Votes Cast") is required to elect the Ramius Nominees pursuant to Proposal 1. A vote to "WITHHOLD" for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors. A stockholder may cast votes for the Ramius Nominees either by so marking the ballot at the Annual Meeting or by specific voting instructions sent with a signed proxy to either the Ramius Group in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement or to PTEC at 915 Murphy Ranch Road, Milpitas, California 95035, or any other address provided by PTEC.

ABSTENTIONS

      Abstentions will count as Votes Present for the purpose of determining whether a quorum is present. Abstentions will not be counted as Votes Cast in the election of directors.

DISCRETIONARY VOTING

      Shares held in "street name" and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

REVOCATION OF PROXIES

      Stockholders of PTEC may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Ramius Group in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement or to PTEC at 915 Murphy Ranch Road, Milpitas, California 95035, or any other address provided by PTEC. Although a revocation is effective if delivered to PTEC, the Ramius Group requests that either the original or photostatic copies of all revocations be mailed to the Ramius Group in care of Innisfree M&A Incorporated at the address set forth on the back cover of this Proxy Statement so that the Ramius Group will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding Shares represented thereby. Additionally, Innisfree M&A Incorporated may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Ramius Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE RAMIUS NOMINEES TO THE PTEC BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                             SOLICITATION OF PROXIES

      The solicitation of proxies pursuant to this Proxy Statement is being made by the Ramius Group. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. Starboard will not solicit proxies via the Internet.

      Starboard has entered into an agreement with Innisfree M&A Incorprated for solicitation and advisory services in connection with this solicitation, for which Innisfree M&A Incorporated will receive a fee not to exceed $[__________], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree M&A Incorporated will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Starboard has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.

Starboard will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Innisfree M&A Incorporated will employ approximately [__] persons to solicit PTEC's stockholders for the Annual Meeting.

      The entire expense of soliciting proxies is being borne by the Ramius Group. Costs of this solicitation of proxies are currently estimated to be approximately $___,000.00. The Ramius Group estimates that through the date hereof its expenses in connection with this solicitation are approximately $___,000.00.

                          OTHER PARTICIPANT INFORMATION

      Each member of the Ramius Group is a participant in this solicitation. The principal business of each of Starboard and Parche is serving as a private investment fund. Each of Starboard and Parche has been formed for the purpose of making equity investments and, on occasion, taking an active role in the management of portfolio companies in order to enhance stockholder value. The principal business of Admiral Advisors is acting as investment manager of Starboard and managing member of Parche. Ramius Capital is engaged in money management and investment advisory services for third parties and proprietary accounts. C4S serves as managing member of Ramius Capital. Mr. Cohen, Mr. Strauss, Mr. Stark and Mr. Solomon serve as co-managing members of C4S. Mr. Smith is an Executive Managing Director of Ramius Capital.

      The address of the principal office of each of Parche, Admiral Advisors, Ramius Capital, C4S, Mr. Cohen, Mr. Stark, Mr. Strauss, Mr. Solomon and Mr. Smith is 666 Third Avenue, 26th Floor, New York, New York 10017. The address of the principal office of Starboard is c/o Citco Fund Services (Cayman Islands) Limited, Corporate Center, West Bay Road, Grand Cayman, Cayman Islands, British West Indies.

      As of the date hereof, Starboard beneficially owns 2,774,471 Shares and Parche beneficially owns 528,470 Shares. As of the date hereof, Admiral Advisors (as the investment manager of Starboard and the managing member of Parche) may be deemed to be the beneficial owner of the 2,774,471 Shares owned by Starboard and the 528,470 Shares owned by Parche. As of the date hereof, Ramius Capital (as the sole member of Admiral Advisors), C4S (as the managing member of Ramius Capital) and Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon (as the managing members of C4S) each may be deemed to be the beneficial owner of the 2,774,471 Shares owned by Starboard and the 528,470 Shares owned by Parche. Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon share voting and dispositive power with respect to the Shares owned by Starboard and Parche by virtue of their shared authority to vote and dispose of such Shares. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such Shares except to the extent of their pecuniary interest therein. Mr. Smith does not currently beneficially own any Shares.

      For information regarding purchases and sales of securities of PTEC during the past two years by the members of the Ramius Group, see Schedule I.

      On December 29, 2006, the members of the Ramius Group entered into a Joint Filing and Solicitation Agreement in which each member of the Ramius Group agreed to the joint filing on behalf of each of them of Statements on Schedule 13D and agreed to form the Ramius Group for the purpose of soliciting proxies or written consents for the election of the Ramius Nominees to the PTEC Board at the Annual Meeting and for the purpose of taking all other actions incidental to the foregoing. The Ramius Group intends to seek reimbursement from PTEC of all expenses it incurs in connection with the Solicitation. The Ramius Group does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

      Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of PTEC; (iii) no participant in this solicitation owns any securities of PTEC which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of PTEC during the past two years; (v) no part of the purchase price or market value of the securities of PTEC owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of PTEC, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of PTEC; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of PTEC; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of PTEC's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which PTEC or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by PTEC or its affiliates, or with respect to any future transactions to which PTEC or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Ramius Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

      The Ramius Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Ramius Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

      THE RAMIUS GROUP HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS ALREADY INCLUDED IN THE COMPANY'S PROXY STATEMENT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, BIOGRAPHICAL INFORMATION ON PTEC'S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN

INVESTMENT IN SHARES DURING THE PAST FIVE YEARS AND PROCEDURES FOR SUBMITTING PROPOSALS FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT AT THE NEXT ANNUAL MEETING. STOCKHOLDERS SHOULD REFER TO THE COMPANY'S PROXY STATEMENT IN ORDER TO REVIEW THIS DISCLOSURE.

      See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of PTEC.

      The information concerning PTEC contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

                                                THE RAMIUS GROUP

                                                _______________ __, 2007

                                   SCHEDULE I

                       TRANSACTIONS IN SECURITIES OF PTEC
                            DURING THE PAST TWO YEARS

             EXCEPT AS OTHERWISE SPECIFIED, ALL PURCHASES AND SALES
                          WERE MADE IN THE OPEN MARKET.

Shares of Common Stock              Price Per                   Date of
  PURCHASED / (SOLD)                 SHARE($)               PURCHASE / SALE

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

        84,000                       5.6000                   11/16/2005
        38,724                       6.0617                   11/18/2005
         6,468                       5.9439                   11/18/2005
        21,000                       6.2378                   11/21/2005
        17,808                       6.2992                   11/28/2005
        12,600                       6.2332                   11/29/2005
         4,200                       6.3506                   11/30/2005
         4,200                       6.3637                   12/1/2005
        117,600                      6.3500                   12/2/2005
         8,400                       6.3500                   12/2/2005
        21,000                       6.9092                   12/12/2005
        42,000                       5.2474                   5/11/2006
        42,000                       5.2497                   5/11/2006
        27,720                       5.2483                   5/12/2006
        32,172                       5.2292                   5/12/2006
        140,868                      5.3694                   5/15/2006
        33,600                       5.2875                   5/15/2006
        32,340                       5.2883                   5/15/2006
        27,048                       5.4610                   5/16/2006
        25,200                       5.4790                   5/17/2006
        22,428                       5.6225                   5/18/2006
        21,000                       5.8289                   5/19/2006
         7,896                       5.4995                   5/22/2006
        21,756                       5.4763                   5/23/2006
        29,736                       5.4223                   5/24/2006
         3,836                       5.5000                   5/25/2006
        52,248                       5.7617                   5/30/2006
        16,800                       5.7825                   5/31/2006
         7,115                       5.7500                   5/31/2006
         8,400                       5.7600                    6/1/2006
         5,325                       5.7500                    6/1/2006
         8,400                       5.7700                    6/1/2006

        12,432                       5.7454                    6/2/2006
        51,820                       5.7500                    6/5/2006
        46,200                       5.5806                    6/5/2006
        63,355                       5.4857                    6/6/2006
         7,171                       5.6398                    6/7/2006
        25,200                       5.5867                    6/7/2006
        19,271                       5.5876                    6/8/2006
         3,780                       5.6433                    6/9/2006
        25,378                       5.6387                   6/12/2006
        16,800                       5.6500                   6/12/2006
        51,912                       5.6846                   6/13/2006
        20,412                       5.6498                   6/14/2006
        12,600                       5.6800                   6/14/2006
        131,124                      5.7125                   6/15/2006
         8,400                       5.7416                   6/19/2006
         3,482                       5.7500                   6/21/2006
        16,800                       4.0900                   6/22/2006
        71,400                       4.0000                   6/22/2006
        12,600                       3.9500                   6/23/2006
        42,000                       3.9000                   6/23/2006
        51,280                       4.0690                   6/28/2006
         8,400                       4.1300                   6/28/2006
        80,002                       4.1430                   6/29/2006
        35,801                       4.4558                   6/30/2006
        189,000                      4.5500                   6/30/2006
        823,963                      5.1000                   7/13/2006

                                   PARCHE, LLC

         9,870                       5.7500                    6/5/2006
         8,800                       5.5806                    6/5/2006
       *182,156                      5.5200                    6/6/2006
        12,068                       5.4857                    6/6/2006
         1,366                       5.6398                    6/7/2006
         4,800                       5.5867                    6/7/2006
         3,671                       5.5876                    6/8/2006
          720                        5.6433                    6/9/2006
         4,834                       5.6387                   6/12/2006
         3,200                       5.6500                   6/12/2006

--------
* Shares were acquired in private transactions with various transferors for which Ramius Capital Group, L.L.C. or an affiliate serves as the investment manager, the managing member or the managing member of the investment manager.

         9,888                       5.6846                   6/13/2006
         3,888                       5.6498                   6/14/2006
         2,400                       5.6800                   6/14/2006
        24,976                       5.7125                   6/15/2006
         1,600                       5.7416                   6/19/2006
          663                        5.7500                   6/21/2006
         3,200                       4.0900                   6/22/2006
        13,600                       4.0000                   6/22/2006
         2,400                       3.9500                   6/23/2006
         8,000                       3.9000                   6/23/2006
         9,768                       4.0690                   6/28/2006
         1,600                       4.1300                   6/28/2006
        15,238                       4.1430                   6/29/2006
         6,819                       4.4558                   6/30/2006
        36,000                       4.5500                   6/30/2006
        156,945                      5.1000                   7/13/2006

                                   JOHN MUTCH

         55,000                      5.2400                   5/31/2006
         45,000                      5.6400                    6/5/2006
         90,000                      4.0037                   6/23/2006
         10,000                      3.8500                   6/23/2006

                                  PHILIP MOYER

                                      NONE

                                   SCHEDULE II

   THE FOLLOWING TABLE IS REPRINTED FROM PTEC'S PROXY STATEMENT FILED WITH THE
             SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2007

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of January 8, 2007, with respect to the Common Stock owned beneficially by (I) any person who is known to the Company to be the beneficial owner of more than 5% of its Common Stock, (II) each director and Nominee of the Company, (III) the Chief Executive Officer and each executive officer included in the Summary Compensation Table on page 12 (collectively, the "Named Executive Officers"), and (IV) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the table, the address of each person listed in the table is c/o Phoenix Technologies Ltd., 915 Murphy Ranch Road, Milpitas, California 95035. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                AMOUNT AND NATURE OF  PERCENT OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP  STOCK OUTSTANDING(1)
--------------------------------------------------------------  --------------------  --------------------
Starboard Value and Opportunity Master Fund Ltd. (2)
  666 Third Avenue
  26th Floor
  New York, NY 10017                                                       3,502,941               13.7%
Austin W. Marxe & David M. Greenhouse (3)
  527 Madison Avenue, Suite 2600
  New York, New York 10022                                                 3,227,776               12.6%
Barclays Global Fund Advisors, LLC (4)
  1414 Avenue of the Americas
  New York, NY 10019                                                       1,897,062                7.4%
Woodson Hobbs (5)                                                          1,000,000                3.8%
Albert E. Sisto(6)                                                           797,282                3.0%
David L. Gibbs(7)                                                            393,264                1.5%
Scott C. Taylor (8)                                                          148,608                  *
Ira Scharfglass(9)                                                            36,314                  *
Kort van Bronkhorst(10)                                                          938                  *
Curtis Francis                                                                    --                  *
Ramesh Kesanupalli                                                                --                  *
Anthony Morris(11)                                                           148,000                  *
Taher Elgamal(12)                                                            130,000                  *
David Dury(13)                                                               110,000                  *
Richard Noling(14)                                                            55,000                  *
Dale Fuller(15)                                                               40,000                  *
Anthony Sun (16)                                                             208,600                  *
All current directors and executive officers as a group (17)               2,258,472                8.2%

----------
*     Ownership is less than 1%

(1) Based on 25,574,579 shares of Common Stock outstanding on January 8, 2007. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options that are exercisable within 60 days of January 8, 2007 are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on information contained in a Schedule 13D/A filed on January 3, 2007 with the SEC by Starboard Value and Opportunity Master Fund Ltd. ("Starboard") on behalf of itself and other reporting persons named therein. According to the
Schedule 13D/A, as of December 29, 2006, (i) Starboard had beneficial ownership and voting and dispositive control of 2,774,471 shares of the Company's Common Stock, (ii) Parche, LLC had beneficial ownership and voting and dispositive control of 528,470 shares of Common Stock, and (iii) (A) Admiral Advisors, LLC, as the investment manager of Starboard and the managing member of Parche, (B) Ramius Capital Group, LLC ("Ramius"), as the sole member of Admiral Advisors, and (C) C4S & Co., LLC ("C4S"), as the managing member of Ramius, may each be deemed to have beneficial ownership and voting and dispositive control over the shares of Common Stock held by Starboard and Parche. In addition, Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss, as the managing members of C4S, may each be deemed to share beneficial ownership and voting and dispositive control of the shares of Common Stock held by Starboard and Parche. The persons and entities listed above have agreed to form a group with Mr. John Mutch, who beneficially owns and controls 200,000 shares of Common Stock, and certain other persons, for the purpose of soliciting proxies or written consents for the election of the persons nominated by Starboard to our Board at the Meeting.

(3) Based on information contained in a Form 4 filed on September 14, 2006 with the SEC by Austin W. Marxe and David M. Greenhouse. According to the Form 4, Messrs. Marxe and Greenhouse share voting and investment control over the Common Stock owned by Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology II, L.P., respectively. The interest of Messrs. Marxe and Greenhouse in these shares of Common Stock are limited to the extent of each of their pecuniary interest.

(4) Based on information contained in a Schedule 13G filed on January 30, 2006 with the SEC by Barclays Global Fund Advisors, LLC. According to the Schedule 13G, Barclays Global Investors, N.A. has sole voting power as to 1,220,083 of the shares and sole dispositive power as to 1,302,419 of the shares and Barclays Global Fund Advisors has sole voting and dispositive power as to 594,643 of the shares.

(5) Includes 900,000 shares as to which Mr. Hobbs has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(6) Includes 754,782 shares as to which Mr. Sisto has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(7) Includes 69,230 shares owned by Mr. Gibbs in his personal capacity, 4,000 shares owned by the Gibbs Trust and held jointly by David and Afina Gibbs, and 320,034 shares as to which Mr. Gibbs has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(8) Includes 57,156 shares as to which Mr. Taylor has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(9) Consists of 36,314 shares as to which Mr. Scharfglass has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(10) Consists of 938 shares as to which Mr. Bronkhorst has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(11) Consists of (i) 17,000 shares owned by Mr. Morris, (ii) 5,000 shares held in a custodial account by his spouse for his minor daughters, and 126,000 shares as to which Mr. Morris could acquire beneficial ownership at or within 60 days after January 8, 2007.

(12) Consists of 130,000 shares as to which Dr. Elgamal has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(13) Consists of 110,000 shares as to which Mr. Dury has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(14) Consists of 55,000 shares as to which Mr. Noling has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(15) Consists of 40,000 shares as to which Mr. Fuller has the right to acquire beneficial ownership within 60 days of January 8, 2007.

(16) Includes 175,625 shares as to which Mr. Sun has the right to acquire beneficial ownership within 60 days of January 8, 2007

(17) Includes (i) 344,657 shares and (ii) 1,913,815 shares underlying options exercisable within 60 days of January 8, 2007, held by the Company's current directors and executive officers. The holdings of Richard Arnold, the Company's newly appointed Chief Financial Officer and Executive Vice President, Strategy and Corporate Development, and Gaurav Banga, the Company's newly appointed Chief Technology Officer and Senior Vice President, are included in this calculation. In addition, the holdings of Dr. Elgamal and Messrs. Hobbs, Gibbs, Taylor, Morris, Dury, Noling, Fuller and Sun are also included.

                                    IMPORTANT

      Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give the Ramius Group your proxy FOR the election of the Ramius Group's Director Nominees by taking three steps:

      o     SIGNING the enclosed WHITE proxy card,

      o     DATING the enclosed WHITE proxy card, and

      o MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

      If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card representing your Shares. The Ramius Group urges you to confirm in writing your instructions to the Ramius Group in care of Innisfree M&A Incorporated at the address provided below so that the Ramius Group will be aware of all instructions given and can attempt to ensure that such instructions are followed.

      If you have any questions or require any additional information concerning this Proxy Statement, please contact Innisfree M&A Incorporated at the address set forth below.

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                               New York, NY 10022
                 Stockholders Call Toll-Free at: (877) 800-5185
                Banks and Brokers Call Collect at: (212) 750-5833

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                             DATED JANUARY __, 2007

                            PHOENIX TECHNOLOGIES LTD.

                       2007 ANNUAL MEETING OF STOCKHOLDERS

              THIS PROXY IS SOLICITED ON BEHALF OF THE RAMIUS GROUP

                   THE BOARD OF DIRECTORS OF PTEC CORPORATION
                          IS NOT SOLICITING THIS PROXY

                                    P R O X Y

The undersigned appoints _______________ and ____________, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Phoenix Technologies Ltd. ("PTEC" or the "Company") which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders of the Company scheduled to be held at the Company's offices located at 915 Murphy Ranch Road, Milpitas, California, 95035, on February 14, 2007 at 10:00 a.m., Pacific Standard Time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Ramius Group a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]   PLEASE MARK VOTE AS IN THIS EXAMPLE

   THE RAMIUS GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE
                               FOLLOWING PROPOSAL.

Proposal No. 1 - The Ramius Group's Proposal to Elect John Mutch and Philip Moyer Class II directors of the Company.

                                                                  FOR ALL EXCEPT
                                            WITHHOLD AUTHORITY       NOMINEE(S)
                                               TO VOTE FOR            WRITTEN
                        FOR ALL NOMINEES       ALL NOMINEES            BELOW
Nominees: John Mutch          [ ]                 [ ]                   [ ]
          Philip Moyer

                                                                  ______________

Proposal No. 2 - To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year 2007.

          |_| FOR                    |_| AGAINST             |_| ABSTAIN

           THE RAMIUS GROUP MAKES NO RECOMMENDATION ON PROPOSAL NO. 2

DATED: _____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.